EXHIBIT 4(a)




                                  CERTIFICATE



      I, Patricia W. Neighbors, Assistant Secretary of American General

Corporation, a Texas corporation (the "Company"), hereby certify that attached hereto is a true copy of resolutions duly adopted by a duly authorized and appointed committee of the Company at a meeting duly called and held on

March 22, 1995, at which meeting a quorum was present and acting throughout,

and such resolutions have not been amended, modified or rescinded and remain in full force and effect.



      IN WITNESS WHEREOF, I have hereunto signed my name.



Dated:  March 27, 1995





                                          ____________________________
                                                Patricia W. Neighbors
                                                Assistant Secretary
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American General Corporation

Date:          March 22, 1995

Subject:       Meeting of Terms Committee (Messrs. Hook, Tuerff and Devlin)

Purpose: The purpose of these resolutions is to authorize a shelf takedown for the issuance of $150,000,000 aggregate principal amount of 7 3/4% Notes Due 2005



                     RESOLUTIONS REGARDING SHELF TAKEDOWN


     WHEREAS, the Executive Committee of the Board of Directors (the

"Executive Committee") of American General Corporation (the "Company") at its

meeting of August 23, 1989 adopted resolutions authorizing the creation,

issuance and sale of an aggregate principal amount of $350,000,000 of long-

term debt securities of the Company ("Debt Securities"), whether pursuant to the Registration Statement on Form S-3 (the "Registration Statement") of the

Company (Registration No. 33-30693) which registered $300,000,000 of debt securities of the Company (and included $50,000,000 of unissued debt securities of the Company previously registered) or otherwise, which may be issued from time to time at the discretion of the Terms Committee (the "Terms

Committee") of the Company; and

     WHEREAS, this Terms Committee, pursuant to such authority given by the

Executive Committee, is now authorizing the issuance and sale of $150,000,000 of Debt Securities;

                          1.  Prospectus Supplement.

     NOW, THEREFORE, BE IT RESOLVED, that the Chairman, the President, any

Vice Chairman or any Vice President (any reference to a Vice President of the

Company in these resolutions shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added
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before or after the title "Vice President" and any terms used herein but not defined herein shall have the meanings given to them in the Indenture referred to below) of the Company be, and each of them hereby is, authorized, on behalf of the Company and in its name, to sign as required and cause to be filed with the Securities and Exchange Commission any and all amendments (including,

without limitation, post-effective amendments) to the Registration Statement,

any prospectus supplements, including, without limitation, a prospectus supplement describing the terms and provisions of the Notes (as such term is defined below) and the offer and sale thereof, and any additional documents which any such officer may deem necessary or desirable, such amendments,

prospectus supplements and documents to be in such forms as the officer executing or filing the same shall approve, such approval to be conclusively evidenced by his execution or filing thereof; and be it

                          2.  Authorization of Notes.

     FURTHER RESOLVED, that, upon receipt of the purchase price therefor hereinafter specified, the Company issue, sell and deliver $150,000,000 aggregate principal amount of its 7 3/4% Notes Due 2005 (the "Notes"), to be issued under the Registration Statement pursuant to the Indenture dated as of

April 15, 1986, as supplemented by a First Supplemental Indenture dated as of

August 31, 1987, between the Company and The Bank of New York, as Trustee

(such Indenture, as executed, delivered and supplemented being herein referred to as the "Indenture"); and be it

     FURTHER RESOLVED, that all references in the definitions in the

Indenture to the terms "Security" or "Securities" shall be deemed to and shall include the Notes; and be it

                              3.  Terms of Notes.

     FURTHER RESOLVED, that the title of the Notes shall be "7 3/4% Notes Due

2005"; and be it
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     FURTHER RESOLVED, that the aggregate principal amount of the Notes to be issued and sold shall be limited to $150,000,000; and be it

     FURTHER RESOLVED, that the Notes shall mature and the unpaid principal thereon shall be payable on April 1, 2005; and be it

     FURTHER RESOLVED, that the rate per annum at which interest shall be payable on the Notes is hereby fixed at 7 3/4%, that interest on the Notes shall accrue beginning March 29, 1995, that interest on the Notes shall be payable semi-annually on April 1 and October 1 each year beginning October 1,

1995, and that the Regular Record Date for the payment of such interest shall be the March 15 or September 15 immediately preceding each such April 1 or

October 1, as the case may be, and otherwise as provided in the Indenture; and

be it

     FURTHER RESOLVED, that the payment of the principal of (and premium, if any) and interest on the Notes shall be made at the office or agency of the

Company maintained for that purpose in the City of New York; provided,

however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register; and be it

     FURTHER RESOLVED, that no sinking fund shall be provided for the Notes and that the Notes shall not be redeemable at the option of the Company or repayable at the option of the holders thereof prior to maturity; and be it

     FURTHER RESOLVED, that the purchase price for the Notes to be paid to the Company by the Underwriters of the Notes, Salomon Brothers Inc, Smith

Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, First

Chicago Capital Markets, PaineWebber Incorporated and Prudential Securities

Incorporated, pursuant to the Pricing Agreement hereinafter referred to,

including the Underwriting Agreement attached thereto, shall be 99.254% of the principal amount of the Notes, plus accrued interest, if any, from March 29,

1995; and be it
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     FURTHER RESOLVED, that the initial price to the public of the Notes shall be 99.656% of the principal amount of the Notes, plus accrued interest,

if any, from March 29, 1995; and be it

     FURTHER RESOLVED, that the form, terms and provisions relating to the

Notes established herein pursuant to Section 301 of the Indenture, and the form of Note relating thereto to be established pursuant to Section 201 of the

Indenture, submitted to this meeting of the Terms Committee, completed in accordance with the foregoing resolutions, be, and they hereby are, approved;

and be it

                          4.  Blue Sky Registration.

     FURTHER RESOLVED, that it is desirable and in the best interest of the

Company that the Notes be qualified or registered for sale in various States;

that the Chairman, the President, any Vice Chairman or any Vice President and

the Secretary or an Assistant Secretary hereby are authorized to determine the

States in which appropriate action shall be taken to qualify or register for sale all or such part of the Notes as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such States, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the

Company of the papers and documents so executed and the action so taken; and

be it

                 5.  Officers' Certificate and Company Order.
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     FURTHER RESOLVED, that the Chairman, the President or any Vice

President, together with the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company be, and they hereby are, authorized in the name and on behalf of the Company to execute, seal, acknowledge and deliver an Officers' Certificate and a Company Order relating to the Notes pursuant to Sections 301 and 303 of the Indenture, in such form and in such number of counterparts as the officers so acting shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and be it

                               6.  Paying Agent.

     FURTHER RESOLVED, that The Bank of New York be, and it hereby is,

designated and appointed Paying Agent with respect to the Notes at its

Corporate Trust Office pursuant to Section 1002 of the Indenture; and be it

                            7.  Execution of Notes.

     FURTHER RESOLVED, that the Chairman, the President, any Vice Chairman or any Vice President of the Company be, and each of them hereby is, authorized in the name and on behalf of the Company to execute and deliver under the corporate seal attested to by the Treasurer, any Assistant Treasurer, the

Secretary or any Assistant Secretary of this Company the Notes as authorized above in substantially such form, completed in accordance with the foregoing resolutions; and be it

     FURTHER RESOLVED, that any such execution may be by facsimile signature and may be imprinted or otherwise reproduced on the Notes, the Company hereby
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adopting as binding upon it the facsimile signature of any person who shall be any such officer of the Company at the time of the execution of the Notes,

notwithstanding the fact that at the time the Notes shall be authenticated or delivered or disposed of, such person shall have ceased to be such officer of the Company, and provided, that the seal of the Company may be in a facsimile and may be impressed, affixed, imprinted or otherwise reproduced on the Notes;

and be it

                            8.  Pricing Agreement.

     FURTHER RESOLVED, that the form, terms and provisions of the Pricing

Agreement, including the Underwriting Agreement attached thereto, relating to the Notes, between the Company and Salomon Brothers Inc, Smith Barney Inc.,

Donaldson, Lufkin & Jenrette Securities Corporation, First Chicago Capital

Markets, PaineWebber Incorporated and Prudential Securities Incorporated,

copies of which Pricing Agreement were submitted to this meeting of the Terms

Committee, be, and they hereby are, approved, and the Chairman, the President,

any Vice Chairman, any Vice President and the Treasurer be, and each of them hereby is, authorized in the name and on behalf of the Company to execute and deliver, in such number of counterparts as the officer so acting deems advisable, a Pricing Agreement relating to the Notes in substantially the form presented to this meeting, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officer executing the same shall approve, the approval of such officer to be conclusively evidenced by his execution and delivery thereof (such Pricing Agreement, as executed and delivered, being herein referred to as the "Pricing Agreement"); and be it
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                              9.  Miscellaneous.

     FURTHER RESOLVED, that each of the officers of the Company be, and each of them acting alone hereby is, authorized to take, or cause to be taken, any and all action which such officer may deem necessary or desirable to carry out the purposes and intent of the foregoing resolutions and to perform, or cause to be performed, the obligations of the Company under the Notes, the Indenture and the Pricing Agreement.
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